Where Food Comes From, Inc. 10-Q

 Exhibit 10.1

PURCHASE AGREEMENT FOR MEMBERSHIP INTERESTS

IN LIMITED LIABILITY COMPANY

THIS PURCHASE AGREEMENT (“Agreement”) is made and entered into as of this 9th day of August, 2018 by and between Where Food Comes From, Inc. (“Buyer”), and Progressive Beef, LLC, a Kansas Limited Liability Company (“Company”).

PRELIMINARY STATEMENT

Buyer is a Corporation incorporated in the state of Colorado. The Company is a limited liability company organized in the State of Kansas. Buyer wishes to purchase a ten percent (10%) membership interest in the Company. The Company wishes to issue new membership interests to Buyer.

AGREEMENT

NOW THEREFORE, in consideration of the premises hereof and the mutual covenants and conditions herein contained, and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Purchase of Membership Interests. The Buyer agrees to purchase from the Company, and the Company agrees to sell, transfer and issue to the Buyer, a ten percent (10%) overall membership interest (“Membership Interests”) in the Company resulting in Buyer owning ten percent (10%) of the Company.

2.

Purchase Price of Membership Interests. The Buyer agrees to pay the Company, and the Company agrees to accept from the Buyer as the purchase price for the Membership Interests an aggregate purchase price (the “Purchase Price”) of $1,000,000 plus or minus the adjustments, prorations, and set offs described herein, which shall be paid, allocated, held and adjusted as follows:

2.1

Cash Payment. Buyer shall pay the Company in cash or other immediately available funds an amount equal to nine hundred thousand dollars ($900,000.00) at Closing.

2.2

Stock Payment. Buyer shall deliver to the Company fifty thousand three hundred forty (50,340) shares of Buyer’s restricted securities that are of the same class that are currently publicly traded but are subject to resale limitations; such number of shares being the number of shares having a total value of one hundred thousand dollars ($100,000) when using the average trading value of the Buyer’s publicly-traded stock in the four-week period ending on the Closing Date (“WFCF Stock Consideration”).

2.3

Agreement Relating to WFCF Stock Consideration. The Company agrees not to sell, transfer or otherwise distribute any of the WFCF Stock Consideration anytime during the Lock-Up Period except to the extent distributed in accordance with Section 2.4 to the Company’s members upon the dissolution and liquidation of Company which shall not occur until the first anniversary of Closing, provided that each of the Company’s members agrees in writing to be bound by the terms and other transfer restrictions of the Lock-Up Period and other applicable restrictions set forth on the applicable stock certificates. The form and content of such writing must be reasonably acceptable to Buyer. The Parties hereto further acknowledge that the WFCF Stock Consideration shall be “restricted stock” under federal securities laws (meaning that it was purchased other than through a registered public offering). The certificates evidencing the WFCF Stock Consideration shall bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

2.4

Dissolution of the Company; Transfer of WFCF Stock Consideration. In accordance with Section 2.3, at some future date, Buyer acknowledges that the Company may be liquidated and dissolved, at which time, all remaining assets of the Company, including the WFCF Stock Consideration, shall be distributed to the Company’s members pursuant to the Company’s Operating Agreement and any other bonus plans adopted by the Company; provided however, the Parties acknowledge and agree that the distribution of the WFCF Stock Consideration to Company’s members shall not occur until the first anniversary of the Closing Date. Subject to the foregoing, upon the dissolution of the Company and each of the Company’s members agreeing to be bound by the terms and other transfer restrictions of the Lock-Up Period and other applicable restrictions set forth on the applicable stock certificates, the form and content of which must be reasonably acceptable to the Buyer, and the Buyer hereby consents to the shares of WFCF Stock Consideration being distributed to the Company’s members. Upon distribution of the shares of WFCF Stock Consideration to the Company’s members, WFCF shall issue new stock certificates to the Company’s members pursuant to the stock allocation provided by the Company. Finally, upon such distribution to Company’s members and the expiration of all lockup periods attached to the shares of any WFCF Stock Consideration issued under this Agreement, and upon compliance with all applicable requirements set forth in Rule 144 of the Act, state securities laws, and this Agreement, Buyer shall cause its transfer agent to issue new stock certificates without legends representing shares of the WFCF Stock Consideration so as to permit the holders of such shares to trade the shares under Rule 144 of the Act.

2.5

Investment Letters. The Company and each of its members shall deliver to Buyer Investment Letters establishing the Company as an “accredited investor” in the form attached hereto as Exhibit A.

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3.

Closing. The closing of the sale and purchase of the Membership Interests and related transactions (“the Closing”) shall take place simultaneous with the execution of this Agreement.

4.

Joinder Agreement. Simultaneous with this transaction, Buyer, shall to enter into the Joinder Agreement as set forth in Exhibit B.

5.

Representations and Warranties of Company. The Company hereby represents and warrants that:

a)

The Membership Interests transferred by the Company will be transferred to Buyer free and clear of any liens, encumbrances, or claims of any type;

b)

The Company has full power and authority to execute and deliver this Agreement, and the consummation of the transaction provided for in this Agreement will not result in the breach of the terms, conditions or provisions of, or constitute a default under any indenture agreement or other instruments which the Company is a party to or by which the Company may be bound or affected;

c)

The Company has obtained all necessary approvals of its Members to issue the Membership interests as set forth in the Amended & Restated Operating Agreement of Progressive Beef, LLC.

d)

The Company is a Kansas limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas;

5.

Representations and Warranties of Buyer. The Buyer hereby represents and warrants:

a)

The Buyer is a Colorado corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

b)

Buyer has full power and authority to execute and deliver this Agreement. The execution by Buyer will not violate any other agreement to which Buyer is a party;

c)

Buyer and/or its advisors have had the opportunity to review the books and records of the Company. All records requested by Buyer have been presented to Buyer.

6.

Miscellaneous Provisions.

a)

Governing Law. This Agreement shall be executed and delivered in the State of Kansas and the provisions hereof shall be governed by, construed and enforced in accordance with the laws of the State of Kansas.

b)

Legal Representation. Nexsen Pruet, PLLC represents Buyer and no other party to this Agreement.

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c)

Transactional Costs. The Company and Buyer shall be responsible for their respective attorneys’ fees, accountants’ fees, experts’ fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, that in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any party, all legal expense or other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party.

d)

Entire Agreement. This Agreement constitutes all of the terms agreed upon by the Buyer and Company with respect to the subject matter herein and supersedes all prior agreements or understandings among the parties, and may not be changed or terminated unless in writing and signed by all parties.

e)

Binding Effect. This Agreement shall inure to the benefit of and be legally binding upon the parties hereto, their heirs, successors and assigns.

f)

Survival. All representations, warranties, covenants, and obligations in this Agreement, the Exhibits, the certificates delivered pursuant to this Agreement, and any other document delivered pursuant to this Agreement will survive the Closing. The right to any remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representations, warranties, covenants, or obligations. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or other remedy based on such representations, warranties, covenants, and obligations.

g)

Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

h)

Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors and assigns, and shall inure to the benefit of the parties and their respective successors and permitted assigns

i)

Execution. This instrument may be executed in any number of counterparts and signature pages may be separately signed and attached hereto to create a fully executed original instrument. Signature pages may be delivered with original signatures or by photostatic reproduction, telephonic facsimile transmission, electronic transmission or other similar means whereby each original signature has been reproduced, and all reproduced signatures shall be deemed “electronic signatures” and equivalent to an original signature for all purposes. Delivery of a signature page in any such manner shall evidence the agreement of each submitting party to be fully bound by all terms and conditions of this instrument when signature pages for all parties have been delivered for attachment to this instrument.

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j)

Assignment. This Agreement is not assignable by any party without the prior written consent of the other party(ies) hereto, which shall not be unreasonably withheld, except Buyer shall have the right to assign their rights under this Agreement in whole or in part to a corporation or partnership which owns or controls, is owned or controlled by, or is under substantially common ownership or control with, Buyer, in which case such assignee(s) will succeed to all rights and liabilities of the assigning Buyer hereunder, except that the assigning Buyer shall not be relieved of liability hereunder.

k)

Remedies. Upon any breach or other violation of this Agreement, the parties hereto shall be entitled to exercise any and all rights and remedies contained herein or now or hereinafter existing and available at law, in equity, by statute, or otherwise. No right or remedy herein conferred upon a party is intended to be exclusive of any other right or remedy contained herein, and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy contained herein or now or hereafter existing and available at law, in equity, by statute, or otherwise.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BUYER:

Where Food Comes From, Inc.

By:	/s/ John Saunders
John Saunders
Chief Executive Officer

Date: August 9, 2018

COMPANY:
PROGRESSIVE BEEF, LLC

By:	/s/ John Butler
Print Name:	John Butler
Title:	CEO

Date: August 9, 2018

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EXHIBIT A

Progressive Beef, LLC

Form Investment Letter

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EXHIBIT B

Progressive Beef, LLC

Joinder Agreement to Operating Agreement

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